Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2012 RESULTS

SANTA MONICA, CALIFORNIA, February 27, 2013 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December 31, 2012.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 7. Unaudited financial highlights are as follows:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Net revenue	$63,752	$49,972	28%	$223,253	$194,396	15%
Operating expenses (1)	33,671	32,061	5%	130,074	125,101	4%
Corporate expenses (2)	5,449	4,267	28%	17,976	15,669	15%

Consolidated adjusted EBITDA (3)	25,342	14,343	77%	76,863	55,475	39%

Free cash flow (4)	$15,626	$3,285	376%	$34,835	$10,964	218%
Free cash flow per share, basic (4)	$0.18	$0.04	350%	$0.41	$0.13	215%
Free cash flow per share, diluted (4)	$0.18	$0.04	350%	$0.40	$0.13	208%

Net income (loss) applicable to common stockholders	$7,697	$(2,032)	NM	$13,601	$(8,200)	NM

Net income (loss) per share applicable to common stockholders, basic and diluted	$0.09	$(0.02)	NM	$0.16	$(0.10)	NM

Weighted average common shares outstanding, basic	85,945,116	85,055,659		85,882,646	85,051,066
Weighted average common shares outstanding, diluted	86,593,768	85,055,659		86,314,206	85,051,066

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.3 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended December 31, 2012 and 2011, respectively and $0.9 and $1.0 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2012 and 2011, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).
(2)	Corporate expenses include $0.6 million of non-cash stock-based compensation for each of the three-month periods ended December 31, 2012 and 2011 and $1.7 million and $1.3 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2012 and 2011, respectively.
(3)	Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.
(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less non-cash interest expense relating to discount amortization on our $324 million aggregate principal amount of 8.750% senior secured first lien notes due 2017 (the “Notes”), and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding. Free cash flow has been presented herein for both 2012 and 2011 to exclude dividend payments.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During 2012, we achieved double-digit revenue growth primarily driven by increases in political

Entravision Communications

advertising, core advertising, and retransmission consent revenue. Core revenue (excluding retransmission consent revenue and political advertising revenue) from our television and radio segments outperformed their respective industry averages, and we significantly improved our free cash flow over 2011. Our television and radio platforms have become an increasingly important channel for reaching Hispanic voters, resulting in significant increases in political advertising revenue. Our audience shares remain strong in the nation’s most densely populated Hispanic markets, and we believe we are well positioned to benefit as the U.S. Hispanic market continues to expand and advertisers increasingly recognize the importance of reaching our target audience.”

New Credit Facility, Repurchase of Outstanding Debt and Cash Dividend

On December 20, 2012, the Company entered into a new credit facility consisting of a four year $20 million term loan facility and a four year $30 million revolving credit facility. The new credit facility replaces the Company’s existing $50 million revolving credit facility. Proceeds from the term loan facility and cash on hand were used to repurchase $40.0 million in aggregate principal amount of the Company’s 8.750% senior secured first lien notes due 2017 pursuant to the optional redemption provisions in the indenture governing the Notes. The redemption price for the redeemed Notes was 103% of the principal amount plus all accrued and unpaid interest. Approximately $324 million in principal amount of the Notes remains outstanding.

Also during the fourth quarter of 2012, the Company declared and paid a special cash dividend of $0.12 per share to shareholders of the Company’s Class A, Class B and Class U common stock. The total amount of cash disbursed for the special dividend was $10.3 million.

Financial Results

Three Months Ended December 31, 2012 Compared to Three Months Ended December 31, 2011

(Unaudited)

	Three Months Ended December 31,
	2012	2011	% Change
Net revenue	$63,752	$49,972	28%
Operating expenses (1)	33,671	32,061	5%
Corporate expenses (1)	5,449	4,267	28%
Depreciation and amortization	3,990	4,481	(11)%

Operating income (loss)	20,642	9,163	125%
Interest expense, net	(8,614)	(9,303)	(7)%
Gain (loss) on debt extinguishment	(2,513)	(423)	494%

Income (loss) before income taxes	9,515	(563)	NM
Income tax (expense) benefit	(1,818)	(1,469)	24%

Net income (loss)	$7,697	$(2,032)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $63.8 million for the three-month period ended December 31, 2012 from $50.0 million for the three-month period ended December 31, 2011, an increase of $13.8 million. Of the overall increase, $11.2 million came from our television segment and was primarily attributable to increases in political advertising revenue, which was not material in 2011, core advertising revenue and retransmission consent revenue. Additionally, $2.6 million of the overall increase came from our radio segment and was primarily attributable to increases in political advertising revenue, which was not material in 2011, and core advertising revenue.

Operating expenses increased to $33.7 million for the three-month period ended December 31, 2012 from $32.1 million for the three-month period ended December 31, 2011, an increase of $1.6 million. The increase was primarily attributable to an increase in expenses associated with the increase in net revenue and an increase in salary expense.

Entravision Communications

Corporate expenses increased to $5.4 million for the three-month period ended December 31, 2012 from $4.3 million for the three-month period ended December 31, 2011, an increase of $1.1 million. The increase was primarily attributable to an increase in bonuses, non-cash stock-based compensation, salary expense and interactive media-related expenses.

Twelve Months Ended December 31, 2012 Compared to Twelve Months Ended December 31, 2011

(Unaudited)

	Twelve Months Ended December 31,
	2012	2011	% Change
Net revenue	$223,253	$194,396	15%
Operating expenses (1)	130,074	125,101	4%
Corporate expenses (1)	17,976	15,669	15%
Depreciation and amortization	16,426	18,653	(12)%

Operating income (loss)	58,777	34,973	68%
Interest expense, net	(35,321)	(37,647)	(6)%
Other income (loss)	—	687	NM
Gain (loss) on debt extinguishment	(3,743)	(423)	NM

Income (loss) before income taxes	19,713	(2,410)	NM

Income tax (expense) benefit	(6,112)	(5,790)	6%

Net income (loss)	$13,601	$(8,200)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $223.3 million for the year ended December 31, 2012 from $194.4 million for the year ended December 31, 2011, an increase of $28.9 million. Of the overall increase, $25.4 million came from our television segment and was primarily attributable to increases in political advertising revenue, which was not material in 2011, core advertising revenue and retransmission consent revenue. Additionally, $3.5 million of the overall increase came from our radio segment and was primarily attributable to increases in political advertising revenue, which was not material in 2011, and core advertising revenue.

Operating expenses increased to $130.1 million for the year ended December 31, 2012 from $125.1 million for the year ended December 31, 2011, an increase of $5.0 million. The increase was primarily attributable to an increase in expenses associated with the increase in net revenue and an increase in salary expense.

Corporate expenses increased to $18.0 million for the year ended December 31, 2012 from $15.7 million for the year ended December 31, 2011, an increase of $2.3 million. The increase was primarily attributable to an increase in bonuses, non-cash stock-based compensation, salary expense and interactive media-related expenses.

Segment Results

The following represents selected unaudited segment information:

Entravision Communications

	Three Months Ended December 31,
	2012	2011	% Change
Net Revenue
Television	$45,373	$34,140	33%
Radio	18,379	15,832	16%

Total	$63,752	$49,972	28%

Operating Expenses (1)
Television	$19,921	$18,706	6%
Radio	13,750	13,355	3%

Total	$33,671	$32,061	5%

Corporate Expenses (1)	$5,449	$4,267	28%

Consolidated adjusted EBITDA (1)	$25,342	$14,343	77%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2012 fourth quarter and full year results on February 27, 2013 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and digital operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s UniMás network, with television stations in 19 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 49 owned and operated radio stations. Additionally, Entravision has a variety of cross-platform digital content and sales offerings designed to capitalize on the company’s leadership position within the Hispanic broadcasting community. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

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(Financial Table Follows)

For more information, please contact:

Christopher T. Young Chief Financial Officer Entravision Communications Corporation 310-447-3870	Mike Smargiassi/Brad Edwards Brainerd Communicators, Inc. 212-986-6667

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2012	2011	2012	2011
Net revenue	$63,752	$49,972	$223,253	$194,396

Expenses:
Direct operating expenses	24,453	22,700	92,256	88,590
Selling, general and administrative expenses	9,218	9,361	37,818	36,511
Corporate expenses	5,449	4,267	17,976	15,669
Depreciation and amortization	3,990	4,481	16,426	18,653

	43,110	40,809	164,476	159,423

Operating income (loss)	20,642	9,163	58,777	34,973
Interest expense	(8,677)	(9,304)	(35,407)	(37,650)
Interest income	63	1	86	3
Other income (loss)	—	—	—	687
Gain (loss) on debt extinguishment	(2,513)	(423)	(3,743)	(423)

Income (loss) before income taxes	9,515	(563)	19,713	(2,410)
Income tax (expense) benefit	(1,818)	(1,469)	(6,112)	(5,790)

Net income (loss) applicable to common stockholders	$7,697	$(2,032)	$13,601	$(8,200)

Basic and diluted earnings per share:
Net income (loss) per share applicable to common stockholders, basic and diluted	$0.09	$(0.02)	$0.16	$(0.10)

Weighted average common shares outstanding, basic	85,945,116	85,055,659	85,882,646	85,051,066

Weighted average common shares outstanding, diluted	86,593,768	85,055,659	86,314,206	85,051,066

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$7,697	$(2,032)	$13,601	$(8,200)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,990	4,481	16,426	18,653
Deferred income taxes	2,992	1,121	6,477	4,565
Amortization of debt issue costs	578	565	2,284	2,207
Amortization of syndication contracts	151	185	707	1,482
Payments on syndication contracts	(329)	(470)	(1,698)	(1,976)
Non-cash stock-based compensation	888	984	2,651	2,343
Other (income) loss	—	—	—	(687)
(Gain) loss on debt extinguishment	2,513	423	3,743	423
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in restricted cash	—	—	—	809
(Increase) decrease in accounts receivable	(165)	(2,229)	(3,676)	(574)
(Increase) decrease in prepaid expenses and other assets	1,377	597	321	336
Increase (decrease) in accounts payable, accrued expenses and other liabilities	6,662	9,280	(804)	(1,770)

Net cash provided by (used in) operating activities	26,354	12,905	40,032	17,611

Cash flows from investing activities:
Purchases of property and equipment and intangibles	(3,354)	(1,982)	(9,856)	(8,524)
Purchase of a business	—	(10)	—	(598)

Net cash provided by (used in) investing activities	(3,354)	(1,992)	(9,856)	(9,122)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	—	23	42
Payments on long-term debt	(41,200)	(16,071)	(61,800)	(17,071)
Dividend paid	(10,313)	(5,102)	(10,313)	(5,102)
Proceeds from borrowings on long-term debt	20,000	—	20,000	—
Payments of debt issuance and offering costs	(595)	—	(675)	(29)

Net cash provided by (used in) financing activities	(32,108)	(21,173)	(52,765)	(22,160)

Net increase (decrease) in cash and cash equivalents	(9,108)	(10,260)	(22,589)	(13,671)
Cash and cash equivalents:
Beginning	45,238	68,979	58,719	72,390

Ending	$36,130	$58,719	$36,130	$58,719

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2012	2011	2012	2011
Consolidated adjusted EBITDA (1)	$25,342	$14,343	$76,863	$55,475

Interest expense	(8,677)	(9,304)	(35,407)	(37,650)
Interest income	63	1	86	3
Gain (loss) on debt extinguishment	(2,513)	(423)	(3,743)	(423)
Income tax (expense) benefit	(1,818)	(1,469)	(6,112)	(5,790)
Amortization of syndication contracts	(151)	(185)	(707)	(1,482)
Payments on syndication contracts	329	470	1,698	1,976
Non-cash stock-based compensation included in direct operating expenses	(45)	(74)	(146)	(229)
Non-cash stock-based compensation included in selling, general and administrative expenses	(221)	(340)	(767)	(812)
Non-cash stock-based compensation included in corporate expenses	(622)	(570)	(1,738)	(1,302)
Depreciation and amortization	(3,990)	(4,481)	(16,426)	(18,653)
Other income (loss)	—	—	—	687

Net income (loss)	7,697	(2,032)	13,601	(8,200)

Depreciation and amortization	3,990	4,481	16,426	18,653
Deferred income taxes	2,992	1,121	6,477	4,565
Amortization of debt issuance costs	578	565	2,284	2,207
Amortization of syndication contracts	151	185	707	1,482
Payments on syndication contracts	(329)	(470)	(1,698)	(1,976)
Non-cash stock-based compensation	888	984	2,651	2,343
Other (income) loss	—	—	—	(687)
(Gain) loss on debt extinguishment	2,513	423	3,743	423
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in restricted cash	—	—	—	809
(Increase) decrease in accounts receivable	(165)	(2,229)	(3,676)	(574)
(Increase) decrease in prepaid expenses and other assets	1,377	597	321	336
Increase (decrease) in accounts payable, accrued expenses and other liabilities	6,662	9,280	(804)	(1,770)

Net cash provided by (used in ) operating activities	$26,354	$12,905	$40,032	$17,611

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2012	2011	2012	2011
Consolidated adjusted EBITDA (1)	$25,342	$14,343	$76,863	$55,475
Net interest expense (1)	8,036	8,738	33,037	35,440
Cash paid for income taxes	(1,174)	348	(365)	1,225
Capital expenditures (2)	2,854	1,972	9,356	7,846

Free cash flow (1)	15,626	3,285	34,835	10,964

Capital expenditures (2)	2,854	1,972	9,356	7,846
Non-cash interest (expense) income relating to amortization of debt finance costs	(578)	(565)	(2,284)	(2,207)
Non-cash income tax (expense) benefit	(2,992)	(1,121)	(6,477)	(4,565)
Gain (loss) on debt extinguishment	(2,513)	(423)	(3,743)	(423)
Amortization of syndication contracts	(151)	(185)	(707)	(1,482)
Payments on syndication contracts	329	470	1,698	1,976
Other income (loss)	—	—	—	687
Non-cash stock-based compensation included in direct operating expenses	(45)	(74)	(146)	(229)
Non-cash stock-based compensation included in selling, general and administrative expenses	(221)	(340)	(767)	(812)
Non-cash stock-based compensation included in corporate expenses	(622)	(570)	(1,738)	(1,302)
Depreciation and amortization	(3,990)	(4,481)	(16,426)	(18,653)

Net income (loss)	$7,697	$(2,032)	$13,601	$(8,200)

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.